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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 333-18797, 333-18799, 333-18801 and 333-18803) of
NCR Corporation of our report dated January 20, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 20, 2003 relating to the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dayton, Ohio
March 13, 2003